Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

WESTERN UNION REPORTS THIRD QUARTER RESULTS

Company Delivers Solid Performance with Revenue of $1.4 Billion and EPS of $0.44 Digital Business Accelerates
Full-year EPS Outlook Affirmed

_________________________________________________________

Englewood, Colo., November 1, 2016 - The Western Union Company (NYSE: WU) today reported financial results for the 2016 third quarter and updated its full year financial outlook, which was previously reported on August 3, 2016.

The Company delivered revenue of $1.4 billion for the quarter, reflecting a decline of 2% compared to last year, or an increase of 2% on a constant currency basis. Earnings per share of $0.44 includes a negative $0.02 impact from an additional accrual related to the previously disclosed FTC legal matter, and compares to $0.45 in the same quarter last year.

For the full year, the Company narrowed its revenue outlook and affirmed its EPS outlook range of $1.60 to $1.70.

“Our diversified global business and strategic initiatives enabled us to deliver another solid earnings performance in the quarter, as we successfully navigated currency headwinds and macro challenges in international markets,” said President and Chief Executive Officer Hikmet Ersek. “While results in oil dependent countries softened, our U.S. business remained strong, and westernunion.com money transfer transaction growth accelerated to 29%.”

Western Union also expanded its in-person and online network this quarter. The Company serves consumers in more than 200 countries and territories through more than 550,000 agent locations, including a recent near doubling of its locations in Mexico. In addition, westernunion.com transaction sites are in 37 countries, including mobile apps in 16 of these, and the Company has the ability to deliver funds to billions of accounts globally.

Executive Vice President and Chief Financial Officer Raj Agrawal stated, “We are pleased to be on track to meet our earnings outlook, reflecting tight expense management while still progressing targeted investments in digital, technology, and compliance initiatives. Our business model continues to generate strong cash flow, which allowed us to return nearly $640 million to shareholders through share repurchases and dividends so far this year.”

Q3 Business Unit Highlights

•
Consumer-to-Consumer (C2C) revenues declined 1%, or increased 1% on a constant currency basis, while transactions grew 2%. Westernunion.com C2C revenues increased 26%, or 28% on a constant currency basis, on transaction growth of 29%. The westernunion.com C2C revenue represented 8% of the C2C total this quarter.

•
Consumer-to-Business (C2B) revenues declined 3% in the quarter, or increased 11% on a constant currency basis. The depreciation of the Argentine peso contributed to the decline in reported revenues, while the constant currency growth benefit was led by the Argentina walk-in and U.S. electronic bill payments businesses.

•	Western Union Business Solutions revenues declined 4%, or were flat on a constant currency basis.

Additional Q3 Financial Highlights

•
Operating margin in the quarter was 20.2%, including a negative impact of 110 basis points from the legal matter accrual. The margin was 21.8% in the prior year period. Other factors contributing to the year-on-year reduction in margin were the negative impact of foreign exchange, customer and funding mix in C2B, and incremental technology investment, partially offset by lower compensation and depreciation and amortization expenses.

•
Operating income in the quarter was $278.3 million, which compares to $304.5 million in the prior year period. The current quarter operating income reflects negative impacts of approximately $22 million from foreign exchange and $15 million from the legal matter accrual. The Company has accrued $30 million year-to-date for this matter, but has not reached a resolution with the FTC at this time.

•	The effective tax rate was 9.6%, which compares to 12.5% in the prior year period. The current quarter rate included a positive impact of 160 basis points from the legal matter accrual.

•
The Company returned $162 million to shareholders in the third quarter, consisting of $84 million of share repurchases and $78 million of dividends. Year-to-date, cash flow from operating activities totaled $822 million, with $637 million returned to shareholders through share repurchases and dividends.

2016 Full Year Outlook

The Company narrowed its full year outlook for revenue growth, and affirmed its full year outlook for operating margin, EPS, and operating cash flow.

The updated outlook follows:

Revenue

•
Decrease of approximately 1%, or an increase of approximately 3% constant currency (previously low to mid-single digit constant currency increase, with GAAP revenue growth approximately 400 basis points lower)

Operating Profit Margin

•	Operating margin of approximately 20%

Earnings per Share

•	EPS in a range of $1.60 to $1.70

Cash Flow

•	Cash flow from operating activities of approximately $1 billion

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. In the C2C segment, the geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, we split the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the transactions and revenue are attributed to that region.

Prior to January 1, 2016, we reported westernunion.com as a separate region with 100% of the corresponding transactions and revenue attributed to that region, regardless of where the transactions were paid out. Separate westernunion.com statistics provided in the tables included with this press release maintain that 100% allocation methodology. Prior period regional results have been adjusted to include transactions initiated through westernunion.com, as described in the preceding paragraph.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; revenue change outlook, constant currency adjusted; and additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 2678212.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2015. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, and consumer protection requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of September 30, 2016, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 550,000 agent locations in 200 countries and territories and over 100,000 ATMs and kiosks, and included the capability to send money to billions of accounts. In 2015, The Western Union Company completed 262 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 508 million business payments. For more information, visit www.westernunion.com.

WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(3)%	(2)%	(2)%	(2)%	(1)%	(2)%	(1)%
Consolidated revenues (constant currency) - YoY % change	a	3%	3%	4%	3%	3%	2%	3%
Consolidated operating margin (GAAP)		21.8%	20.4%	20.2%	19.9%	18.9%	20.2%	19.7%
Consolidated operating margin (excluding Paymap settlement agreement)	b	N/A	N/A	20.9%	N/A	N/A	N/A	N/A

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(3)%	(3)%	(3)%	(2)%	(1)%	(1)%	(1)%
Revenues (constant currency) - YoY % change	f	3%	2%	3%	1%	2%	1%	1%
Operating margin		25.5%	24.0%	24.0%	22.7%	21.5%	23.4%	22.5%

Transactions (in millions)		66.6	67.4	261.5	63.7	67.7	67.8	199.2
Transactions - YoY % change		2%	3%	3%	3%	3%	2%	3%

Total principal ($ - billions)		$20.9	$20.4	$81.6	$19.1	$20.4	$20.3	$59.8
Principal per transaction ($ - dollars)		$315	$303	$312	$299	$301	$300	$300
Principal per transaction - YoY % change		(7)%	(6)%	(7)%	(5)%	(5)%	(5)%	(5)%
Principal per transaction (constant currency) - YoY % change	g	0%	(1)%	(1)%	(3)%	(4)%	(4)%	(3)%

Cross-border principal ($ - billions)		$18.9	$18.4	$73.6	$17.3	$18.5	$18.4	$54.2
Cross-border principal - YoY % change		(6)%	(4)%	(5)%	(2)%	(1)%	(3)%	(2)%
Cross-border principal (constant currency) - YoY % change	h	1%	1%	2%	1%	0%	(2)%	0%

North America region revenues (GAAP) - YoY % change	v, w	2%	3%	2%	3%	6%	6%	5%
North America region revenues (constant currency) - YoY % change	i, v, w	4%	5%	3%	5%	7%	7%	6%
North America region transactions - YoY % change	v, w	6%	8%	6%	7%	7%	7%	7%

Europe and CIS region revenues (GAAP) - YoY % change	v, x	(9)%	(7)%	(8)%	(3)%	(3)%	(2)%	(3)%
Europe and CIS region revenues (constant currency) - YoY % change	j, v, x	0%	1%	2%	0%	(1)%	1%	0%
Europe and CIS region transactions - YoY % change	v, x	(2)%	3%	2%	3%	3%	2%	3%

Middle East and Africa region revenues (GAAP) - YoY % change	v, y	(2)%	(4)%	(4)%	(4)%	(4)%	(10)%	(6)%
Middle East and Africa region revenues (constant currency) - YoY % change	k, v, y	3%	0%	1%	(1)%	(3)%	(8)%	(4)%
Middle East and Africa region transactions - YoY % change	v, y	0%	(1)%	(1)%	(3)%	(5)%	(9)%	(6)%

APAC region revenues (GAAP) - YoY % change	v, z	(7)%	(5)%	(5)%	(4)%	(3)%	(4)%	(4)%
APAC region revenues (constant currency) - YoY % change	l, v, z	0%	0%	0%	(1)%	(1)%	(3)%	(1)%
APAC region transactions - YoY % change	v, z	(5)%	(4)%	(3)%	(4)%	(3)%	(5)%	(4)%

LACA region revenues (GAAP) - YoY % change	v, aa	1%	(1)%	3%	(5)%	0%	3%	(1)%
LACA region revenues (constant currency) - YoY % change	m, v, aa	8%	5%	10%	1%	6%	8%	5%
LACA region transactions - YoY % change	v, aa	8%	8%	8%	11%	12%	12%	12%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
International revenues - YoY % change	bb	(7)%	(7)%	(6)%	(5)%	(4)%	(5)%	(5)%
International transactions - YoY % change	bb	(2)%	0%	0%	0%	0%	(2)%	(1)%
International revenues - % of C2C segment revenues	bb	70%	69%	69%	67%	67%	67%	67%

United States originated revenues - YoY % change	cc	6%	6%	5%	5%	7%	7%	6%
United States originated transactions - YoY % change	cc	8%	8%	7%	8%	8%	7%	8%
United States originated revenues - % of C2C segment revenues	cc	30%	31%	31%	33%	33%	33%	33%

westernunion.com revenues (GAAP) - YoY % change	dd	22%	21%	21%	16%	19%	26%	20%
westernunion.com revenues (constant currency) - YoY % change	n, dd	28%	25%	26%	18%	20%	28%	22%
westernunion.com transactions - YoY % change	dd	25%	28%	26%	25%	25%	29%	26%

% of Consumer-to-Consumer Revenue
Regional Revenues:
North America region revenues	v, w	27%	27%	27%	28%	28%	29%	28%
Europe and CIS region revenues	v, x	26%	27%	26%	26%	26%	26%	26%
Middle East and Africa region revenues	v, y	21%	20%	21%	20%	20%	19%	20%
APAC region revenues	v, z	15%	15%	15%	15%	15%	14%	15%
LACA region revenues	v, aa	11%	11%	11%	11%	11%	12%	11%
westernunion.com revenues	dd	6%	7%	6%	7%	8%	8%	8%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		6%	4%	6%	(1)%	(2)%	(3)%	(2)%
Revenues (constant currency) - YoY % change	o	10%	9%	11%	12%	12%	11%	12%
Operating margin		16.4%	11.9%	10.8%	14.6%	11.5%	9.1%	11.8%
Operating margin (excluding Paymap settlement agreement)	p	N/A	N/A	16.3%	N/A	N/A	N/A	N/A

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		(4)%	1%	(1)%	1%	3%	(4)%	0%
Revenues (constant currency) - YoY % change	q	6%	8%	7%	6%	6%	0%	4%
Operating margin		(2.7)%	3.7%	0.7%	2.4%	5.0%	3.5%	3.7%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		80%	79%	79%	78%	80%	80%	79%
Consumer-to-Business segment revenues		11%	12%	12%	12%	11%	11%	12%
Business Solutions segment revenues		7%	7%	7%	8%	7%	7%	7%

* See the "Notes to Key Statistics" section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Revenues:
Transaction fees	$960.4	$994.9	(3)%	$2,840.7	$2,931.8	(3)%
Foreign exchange revenues	381.5	372.3	2%	1,105.8	1,072.4	3%
Other revenues	35.9	32.0	12%	104.7	99.5	5%
Total revenues	1,377.8	1,399.2	(2)%	4,051.2	4,103.7	(1)%
Expenses:
Cost of services	822.9	817.2	1%	2,424.2	2,388.4	1%
Selling, general and administrative (a)	276.6	277.5	0%	829.8	887.7	(7)%
Total expenses	1,099.5	1,094.7	0%	3,254.0	3,276.1	(1)%
Operating income (b)	278.3	304.5	(9)%	797.2	827.6	(4)%
Other income/(expense):
Interest income	1.1	3.0	(64)%	2.7	8.4	(68)%
Interest expense	(41.4)	(42.2)	(2)%	(122.9)	(127.1)	(3)%
Derivative gains, net	0.3	1.4	(76)%	2.2	2.4	(8)%
Other income/(expense), net	1.7	(1.3)	(c)	0.8	(6.4)	(c)
Total other expense, net	(38.3)	(39.1)	(2)%	(117.2)	(122.7)	(4)%
Income before income taxes	240.0	265.4	(10)%	680.0	704.9	(4)%
Provision for income taxes	23.1	33.1	(30)%	71.8	79.4	(9)%
Net income	$216.9	$232.3	(7)%	$608.2	$625.5	(3)%
Earnings per share:
Basic	$0.45	$0.46	(2)%	$1.24	$1.21	2%
Diluted	$0.44	$0.45	(2)%	$1.23	$1.20	3%
Weighted-average shares outstanding:
Basic	487.0	509.6		492.4	515.3
Diluted	490.3	513.2		495.5	519.4

Cash dividends declared per common share	$0.16	$0.155	3%	$0.48	$0.465	3%

__________
(a)
For the three and nine months ended September 30, 2016, selling, general and administrative expenses included $15 million and $30 million, respectively, for accruals related to a matter with the United States Federal Trade Commission (the "FTC") regarding our consumer protection and anti-fraud programs, as described in Part II, Item I, Legal Proceedings, of our third quarter 2016 Quarterly Report on Form 10-Q. For the nine months ended September 30, 2015, selling, general and administrative expenses included $35.3 million of expenses related to a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.

(b)
For the three and nine months ended September 30, 2016 compared to the corresponding periods in the prior year, the strengthening of the United States dollar compared to foreign currencies, net of the impact of foreign currency hedges, negatively impacted operating income by approximately $22 million and $62 million, respectively.

(c) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents (a)	$1,280.7	$1,315.9
Settlement assets	3,389.0	3,308.7
Property and equipment, net of accumulated depreciation of
$587.2 and $538.2, respectively	224.4	231.8
Goodwill	3,162.3	3,163.8
Other intangible assets, net of accumulated amortization of
$955.4 and $884.4, respectively	693.4	705.0
Other assets	768.9	724.0
Total assets	$9,518.7	$9,449.2
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$557.4	$606.6
Settlement obligations	3,389.0	3,308.7
Income taxes payable	235.8	211.5
Deferred tax liability, net	272.8	272.6
Borrowings	3,224.8	3,215.9
Other liabilities	451.3	429.0
Total liabilities	8,131.1	8,044.3

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
485.2 shares and 502.4 shares issued and outstanding as of
September 30, 2016 and December 31, 2015, respectively	4.9	5.0
Capital surplus	628.7	566.5
Retained earnings	930.9	977.3
Accumulated other comprehensive loss	(176.9)	(143.9)
Total stockholders' equity	1,387.6	1,404.9
Total liabilities and stockholders' equity	$9,518.7	$9,449.2

__________
(a) Approximately $650 million and $950 million was held by entities outside of the United States as of September 30, 2016 and December 31, 2015, respectively.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net income	$608.2	$625.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	55.0	49.6
Amortization	142.9	151.6
Other non-cash items, net	62.0	32.8
Increase/(decrease) in cash resulting from changes in:
Other assets	(41.8)	(118.2)
Accounts payable and accrued liabilities	(50.2)	41.1
Income taxes payable	25.6	33.5
Other liabilities	20.2	(11.7)
Net cash provided by operating activities	821.9	804.2
Cash Flows From Investing Activities
Capitalization of contract costs	(85.9)	(110.5)
Capitalization of purchased and developed software	(39.7)	(30.5)
Purchases of property and equipment	(51.4)	(65.7)
Purchases of non-settlement related investments and other	(44.1)	(111.2)
Proceeds from maturity of non-settlement related investments and other	22.7	—
Purchases of held-to-maturity non-settlement related investments	(39.7)	—
Proceeds from held-to-maturity non-settlement related investments	4.2	—
Net cash used in investing activities	(233.9)	(317.9)
Cash Flows From Financing Activities
Cash dividends paid	(235.1)	(238.5)
Common stock repurchased	(419.8)	(441.9)
Principal payments on borrowings	—	(250.0)
Proceeds from exercise of options and other	31.7	75.3
Net cash used in financing activities	(623.2)	(855.1)
Net change in cash and cash equivalents	(35.2)	(368.8)
Cash and cash equivalents at beginning of period	1,315.9	1,783.2
Cash and cash equivalents at end of period	$1,280.7	$1,414.4

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$791.4	$820.4	(4)%	$2,337.0	$2,412.7	(3)%
Foreign exchange revenues	290.3	276.1	5%	825.2	789.1	5%
Other revenues	17.2	16.4	5%	49.9	50.9	(2)%
Total Consumer-to-Consumer	1,098.9	1,112.9	(1)%	3,212.1	3,252.7	(1)%
Consumer-to-Business (C2B):
Transaction fees	149.4	154.1	(3)%	447.6	457.1	(2)%
Foreign exchange and other revenues	6.3	6.0	4%	18.4	18.7	(2)%
Total Consumer-to-Business	155.7	160.1	(3)%	466.0	475.8	(2)%
Business Solutions (B2B):
Foreign exchange revenues	85.3	90.6	(6)%	264.6	266.0	(1)%
Transaction fees and other revenues	11.9	10.6	12%	32.6	30.8	6%
Total Business Solutions	97.2	101.2	(4)%	297.2	296.8	0%
Other:
Total revenues	26.0	25.0	4%	75.9	78.4	(3)%
Total consolidated revenues	$1,377.8	$1,399.2	(2)%	$4,051.2	$4,103.7	(1)%
Operating income/(loss):
Consumer-to-Consumer (a)	$257.1	$283.3	(9)%	$723.7	$780.1	(7)%
Consumer-to-Business (b)	14.2	26.2	(46)%	54.8	49.3	11%
Business Solutions	3.4	(2.7)	(c)	10.9	(1.0)	(c)
Other	3.6	(2.3)	(c)	7.8	(0.8)	(c)
Total consolidated operating income	$278.3	$304.5	(9)%	$797.2	$827.6	(4)%
Operating income/(loss) margin:
Consumer-to-Consumer	23.4%	25.5%	(2.1)%	22.5%	24.0%	(1.5)%
Consumer-to-Business	9.1%	16.4%	(7.3)%	11.8%	10.4%	1.4%
Business Solutions	3.5%	(2.7)%	6.2%	3.7%	(0.3)%	4.0%
Total consolidated operating income margin	20.2%	21.8%	(1.6)%	19.7%	20.2%	(0.5)%

__________
(a)
For the three and nine months ended September 30, 2016, Consumer-to-Consumer operating income included $15 million and $30 million, respectively, for accruals related to a matter with the FTC regarding our consumer protection and anti-fraud programs, as described in Part II, Item I, Legal Proceedings, of our third quarter 2016 Quarterly Report on Form 10-Q.

(b)
For the nine months ended September 30, 2015, Consumer-to-Business operating income included $35.3 million of expenses related to a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company.

(c) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts.

		3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,399.2	$1,380.0	$5,483.7	$1,297.7	$1,375.7	$1,377.8	$4,051.2
	Foreign currency translation impact (s)	85.4	73.9	322.6	57.4	48.9	52.1	158.4
	Revenues, constant currency adjusted	$1,484.6	$1,453.9	$5,806.3	$1,355.1	$1,424.6	$1,429.9	$4,209.6
	Prior year revenues, as reported (GAAP)	$1,440.9	$1,409.9	$5,607.2	$1,320.9	$1,383.6	$1,399.2	$4,103.7
	Revenue change, as reported (GAAP)	(3)%	(2)%	(2)%	(2)%	(1)%	(2)%	(1)%
	Revenue change, constant currency adjusted	3%	3%	4%	3%	3%	2%	3%

(b)	Operating income, as reported (GAAP)	$304.5	$281.8	$1,109.4	$258.6	$260.3	$278.3	$797.2
	Paymap settlement agreement (t)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
	Operating income, excluding Paymap settlement agreement	$304.5	$281.8	$1,144.7	$258.6	$260.3	$278.3	$797.2
	Operating income margin, as reported (GAAP)	21.8%	20.4%	20.2%	19.9%	18.9%	20.2%	19.7%
	Operating income margin, excluding Paymap settlement agreement	N/A	N/A	20.9%	N/A	N/A	N/A	N/A

(c)	Operating income, as reported (GAAP)	$304.5	$281.8	$1,109.4	$258.6	$260.3	$278.3	$797.2
	Reversal of depreciation and amortization	74.4	69.0	270.2	65.6	65.9	66.4	197.9
	EBITDA (u)	$378.9	$350.8	$1,379.6	$324.2	$326.2	$344.7	$995.1
	Paymap settlement agreement (t)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
	Adjusted EBITDA, excluding Paymap settlement agreement	$378.9	$350.8	$1,414.9	$324.2	$326.2	$344.7	$995.1
	Operating income margin, as reported (GAAP)	21.8%	20.4%	20.2%	19.9%	18.9%	20.2%	19.7%
	EBITDA margin	27.1%	25.4%	25.2%	25.0%	23.7%	25.0%	24.6%
	Adjusted EBITDA margin, excluding Paymap settlement agreement	N/A	N/A	25.8%	N/A	N/A	N/A	N/A

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
	Consolidated Metrics cont.
(d)	Net income, as reported (GAAP)	$232.3	$212.3	$837.8	$185.7	$205.6	$216.9	$608.2
	Paymap settlement agreement (t)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
	Income tax benefit from Paymap settlement agreement (t)	N/A	N/A	(11.1)	N/A	N/A	N/A	N/A
	Paymap settlement agreement, net of income tax benefit (t)	N/A	N/A	24.2	N/A	N/A	N/A	N/A
	Net income, excluding Paymap settlement agreement	$232.3	$212.3	$862.0	$185.7	$205.6	$216.9	$608.2
	Diluted earnings per share ("EPS"), as reported (GAAP) ($ - dollars)	$0.45	$0.42	$1.62	$0.37	$0.42	$0.44	$1.23
	Paymap settlement agreement ($ - dollars)	N/A	N/A	$0.07	N/A	N/A	N/A	N/A
	Income tax benefit from Paymap settlement agreement ($ - dollars)	N/A	N/A	$(0.02)	N/A	N/A	N/A	N/A
	Impact from Paymap settlement agreement, net of income tax benefit ($ - dollars)	N/A	N/A	$0.05	N/A	N/A	N/A	N/A
	Diluted EPS, excluding Paymap settlement agreement ($ - dollars)	N/A	N/A	$1.67	N/A	N/A	N/A	N/A
	Diluted weighted-average shares outstanding	513.2	508.6	516.7	503.2	493.0	490.3	495.5

(e)	Effective tax rate, as reported (GAAP)	12.5%	10.4%	11.0%	14.6%	7.6%	9.6%	10.6%
	Impact from Paymap settlement agreement (t)	N/A	N/A	0.8%	N/A	N/A	N/A	N/A
	Effective tax rate, excluding Paymap settlement agreement	N/A	N/A	11.8%	N/A	N/A	N/A	N/A

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
	Consumer-to-Consumer Segment
(f)	Revenues, as reported (GAAP)	$1,112.9	$1,091.2	$4,343.9	$1,017.4	$1,095.8	$1,098.9	$3,212.1
	Foreign currency translation impact (s)	67.1	56.8	256.0	30.5	23.0	25.3	78.8
	Revenues, constant currency adjusted	$1,180.0	$1,148.0	$4,599.9	$1,047.9	$1,118.8	$1,124.2	$3,290.9
	Prior year revenues, as reported (GAAP)	$1,150.9	$1,125.3	$4,485.8	$1,038.3	$1,101.5	$1,112.9	$3,252.7
	Revenue change, as reported (GAAP)	(3)%	(3)%	(3)%	(2)%	(1)%	(1)%	(1)%
	Revenue change, constant currency adjusted	3%	2%	3%	1%	2%	1%	1%

(g)	Principal per transaction, as reported ($ - dollars)	$315	$303	$312	$299	$301	$300	$300
	Foreign currency translation impact (s) ($ - dollars)	23	16	20	7	3	3	4
	Principal per transaction, constant currency adjusted ($ - dollars)	$338	$319	$332	$306	$304	$303	$304
	Prior year principal per transaction, as reported ($ - dollars)	$339	$323	$335	$315	$316	$315	$315
	Principal per transaction change, as reported	(7)%	(6)%	(7)%	(5)%	(5)%	(5)%	(5)%
	Principal per transaction change, constant currency adjusted	0%	(1)%	(1)%	(3)%	(4)%	(4)%	(3)%

(h)	Cross-border principal, as reported ($ - billions)	$18.9	$18.4	$73.6	$17.3	$18.5	$18.4	$54.2
	Foreign currency translation impact (s) ($ - billions)	1.3	1.2	4.9	0.4	0.2	0.2	0.8
	Cross-border principal, constant currency adjusted ($ - billions)	$20.2	$19.6	$78.5	$17.7	$18.7	$18.6	$55.0
	Prior year cross-border principal, as reported ($ - billions)	$20.0	$19.2	$77.2	$17.5	$18.8	$18.9	$55.2
	Cross-border principal change, as reported	(6)%	(4)%	(5)%	(2)%	(1)%	(3)%	(2)%
	Cross-border principal change, constant currency adjusted	1%	1%	2%	1%	0%	(2)%	0%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
	Consumer-to-Consumer Segment cont.
(i)	North America region revenue change, as reported (GAAP)	2%	3%	2%	3%	6%	6%	5%
	North America region foreign currency translation impact (s)	2%	2%	1%	2%	1%	1%	1%
	North America region revenue change, constant currency adjusted	4%	5%	3%	5%	7%	7%	6%

(j)	Europe and CIS region revenue change, as reported (GAAP)	(9)%	(7)%	(8)%	(3)%	(3)%	(2)%	(3)%
	Europe and CIS region foreign currency translation impact (s)	9%	8%	10%	3%	2%	3%	3%
	Europe and CIS region revenue change, constant currency adjusted	0%	1%	2%	0%	(1)%	1%	0%

(k)	Middle East and Africa region revenue change, as reported (GAAP)	(2)%	(4)%	(4)%	(4)%	(4)%	(10)%	(6)%
	Middle East and Africa region foreign currency translation impact (s)	5%	4%	5%	3%	1%	2%	2%
	Middle East and Africa region revenue change, constant currency adjusted	3%	0%	1%	(1)%	(3)%	(8)%	(4)%

(l)	APAC region revenue change, as reported (GAAP)	(7)%	(5)%	(5)%	(4)%	(3)%	(4)%	(4)%
	APAC region foreign currency translation impact (s)	7%	5%	5%	3%	2%	1%	3%
	APAC region revenue change, constant currency adjusted	0%	0%	0%	(1)%	(1)%	(3)%	(1)%

(m)	LACA region revenue change, as reported (GAAP)	1%	(1)%	3%	(5)%	0%	3%	(1)%
	LACA region foreign currency translation impact (s)	7%	6%	7%	6%	6%	5%	6%
	LACA region revenue change, constant currency adjusted	8%	5%	10%	1%	6%	8%	5%

(n)	westernunion.com revenue change, as reported (GAAP)	22%	21%	21%	16%	19%	26%	20%
	westernunion.com foreign currency translation impact (s)	6%	4%	5%	2%	1%	2%	2%
	westernunion.com revenue change, constant currency adjusted	28%	25%	26%	18%	20%	28%	22%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
	Consumer-to-Business Segment
(o)	Revenues, as reported (GAAP)	$160.1	$161.9	$637.7	$156.1	$154.2	$155.7	$466.0
	Foreign currency translation impact (s)	5.6	7.8	24.6	20.9	21.9	22.8	65.6
	Revenues, constant currency adjusted	$165.7	$169.7	$662.3	$177.0	$176.1	$178.5	$531.6
	Prior year revenues, as reported (GAAP)	$150.4	$155.3	$598.8	$157.8	$157.9	$160.1	$475.8
	Revenue change, as reported (GAAP)	6%	4%	6%	(1)%	(2)%	(3)%	(2)%
	Revenue change, constant currency adjusted	10%	9%	11%	12%	12%	11%	12%

(p)	Operating income, as reported (GAAP)	$26.2	$19.3	$68.6	$22.9	$17.7	$14.2	$54.8
	Paymap settlement agreement (t)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
	Operating income, excluding Paymap settlement agreement	$26.2	$19.3	$103.9	$22.9	$17.7	$14.2	$54.8
	Operating income margin, as reported (GAAP)	16.4%	11.9%	10.8%	14.6%	11.5%	9.1%	11.8%
	Operating income margin, excluding Paymap settlement agreement	N/A	N/A	16.3%	N/A	N/A	N/A	N/A

	Business Solutions Segment
(q)	Revenues, as reported (GAAP)	$101.2	$101.9	$398.7	$99.2	$100.8	$97.2	$297.2
	Foreign currency translation impact (s)	10.9	7.7	36.1	4.6	3.0	3.5	11.1
	Revenues, constant currency adjusted	$112.1	$109.6	$434.8	$103.8	$103.8	$100.7	$308.3
	Prior year revenues, as reported (GAAP)	$105.8	$101.2	$404.6	$98.0	$97.6	$101.2	$296.8
	Revenue change, as reported (GAAP)	(4)%	1%	(1)%	1%	3%	(4)%	0%
	Revenue change, constant currency adjusted	6%	8%	7%	6%	6%	0%	4%

(r)	Operating income/(loss), as reported (GAAP)	$(2.7)	$3.8	$2.8	$2.4	$5.1	$3.4	$10.9
	Reversal of depreciation and amortization	20.3	12.7	57.4	12.6	13.1	13.2	38.9
	EBITDA (u)	$17.6	$16.5	$60.2	$15.0	$18.2	$16.6	$49.8
	Operating income/(loss) margin, as reported (GAAP)	(2.7)%	3.7%	0.7%	2.4%	5.0%	3.5%	3.7%
	EBITDA margin	17.4%	16.2%	15.1%	15.1%	18.1%	17.1%	16.7%

	2016 Consolidated Outlook Metrics
	Revenue change	(1)%
	Foreign currency translation impact (s)	4%
	Revenue change, constant currency adjusted	3%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(s)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(t)
Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(u)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(v)
Geographic split for transactions and revenue, including westernunion.com transactions, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region.

(w)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(x)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(y)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(z)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(aa)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(bb)
Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(cc)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(dd)	Represents transactions initiated on westernunion.com.